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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2021

ERIE INDEMNITY COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place,	Erie,	Pennsylvania	16530
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	814	870-2000

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock,	stated value $0.0292 per share	ERIE	NASDAQ Stock Market, LLC
(Title of each class)		(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed June 16, 2021, Robert C. Ingram, III retired as Executive Vice President and Chief Information Officer of Erie Indemnity Company (the “Company”) at the end of 2021. On December 30, 2021, the Company entered into a Retirement Agreement with Mr. Ingram (the “Retirement Agreement”) addressing various matters following his separation from the Company effective December 31, 2021 (the “Retirement Date”). The Retirement Agreement provides that, in consideration of the execution and performance of the Agreement by Mr. Ingram, he will be entitled to receive:

(i) With respect to the Company's Annual Incentive Plan (“AIP”) and the 2021 performance period, 100 percent of any award earned based upon (a) the level of achievement of each Company performance goal under the AIP and (b) target level of achievement of Mr. Ingram’s individual performance goals , in each case for the 2021 performance period.

(ii) With respect to the Company's Long Term Incentive Plan (“LTIP”) and the 2019‑2021 performance period under the LTIP, 100 percent of any award earned based upon the level of achievement of each performance goal for the 2019-2021 LTIP performance period.

(iii) With respect to the Company’s LTIP and the 2020-2022 performance period under the LTIP, 66 2/3 percent of any award earned based upon the level of achievement of each performance goal during a reduced performance period that is deemed to end as of the Retirement Date.

(iv) With respect to the Company’s LTIP and the 2021-2023 LTIP performance period under the LTIP, 33 1/3 percent of any award earned based upon the level of achievement of each performance goal during a reduced performance period that is deemed to end as of the Retirement Date.

The stated percentages in (iii) and (iv) above reflect the proration for the reduced LTIP performance period.

In accordance with the terms of both the AIP and the LTIP, the payments: (A) are subject to the exercise of discretion by the Company’s Executive Compensation and Development Committee to reduce or eliminate awards that would otherwise have been earned; and (B) will be made at the time awards for the 2019-2021 LTIP are paid to other participants of the LTIP.

The Retirement Agreement further provides for a release of claims in favor of the Company as well as restrictive covenants and customary confidentiality and non-disparagement requirements. Additionally, pursuant to the Retirement Agreement, Mr. Ingram will cooperate with the Company (if his assistance is needed during the one-year period following his retirement) in connection with matters that arose while he was employed by the Company.

The foregoing summary of the terms and conditions of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Retirement Agreement between Erie Indemnity Company and Robert C. Ingram, III dated December 30, 2021
Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Exhibit Index

Exhibit No.	Description

10.1	Retirement Agreement between Erie Indemnity Company and Robert C. Ingram, III dated December 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

January 6, 2022	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: EVP, Secretary & General Counsel